EXHIBIT 10.14H
EIGHTH AMENDMENT
TO
CREDIT AGREEMENT
(Term Loan)
     This Eighth Amendment to Credit Agreement (Term Loan) (“Amendment Agreement”) is made November 18, 2005, to be effective as of the Effective Date, by and among CHS Inc. (formerly known as Cenex Harvest States Cooperatives), a Minnesota cooperative corporation (“Borrower”), CoBank, ACB (“CoBank”) as the Administrative Agent for the benefit of the present and future Syndication Parties (in that capacity “Administrative Agent”), and the Syndication Parties signatory hereto, including CoBank in such capacity (each a “Syndication Party” and collectively, the “Syndication Parties”).
RECITALS
     A. Borrower, CoBank, St. Paul Bank for Cooperatives (“St. Paul Bank”), and the Syndication Parties signatory thereto entered into a Credit Agreement (Term Loan) (as amended, the “Credit Agreement”) dated as of June 1, 1998.
     B. The Credit Agreement was amended by the First Amendment to Credit Agreement (Term Loan) effective as of May 31, 1999 (“First Amendment”), by the Second Amendment to Credit Agreement (Term Loan) effective as of May 23, 2000 (“Second Amendment”), by the Third Amendment to Credit Agreement (Term Loan) dated as of May 23, 2001 (“Third Amendment”), by the Fourth Amendment to Credit Agreement (Term Loan) dated as of May 22, 2002 (“Fourth Amendment”), by the Fifth Amendment to Credit Agreement (Term Loan) dated as of May 21, 2003 (“Fifth Amendment”), by the Sixth Amendment to Credit Agreement (Term Loan) dated as of May 20, 2004 (“Sixth Amendment”), and by the Sixth Amendment to Credit Agreement (Term Loan) dated as of May 19, 2005 (“Seventh Amendment”).
     C. CoBank is the successor by merger to the interests and obligations of St. Paul Bank under the Credit Agreement.
     D. The parties hereto desire to amend the Credit Agreement as hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:
     1. Definitions. Capitalized terms used herein without definition shall have the definition given to them in the Credit Agreement if defined therein.

     2. Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement shall be amended as follows as of the Effective Date:
   2.1 Clause (k) of Section 10.8 is hereby amended in its entirety to read as follows:
   (k) Investments, in addition to those permitted by clauses (a) through (j) above, in an aggregate amount not exceeding $175,000,000.00.
   2.2 Exhibit 10.8(f) is replaced by Exhibit 10.8(f) attached hereto.
     3. Borrower’s Representations. Borrower hereby represents and warrants that, after giving effect to this Amendment Agreement and the transactions contemplated hereby, no Potential Default or Event of Default has occurred and is continuing under the Credit Agreement or other Loan Documents.
     4. Effective Date. This Amendment Agreement shall become effective on the date (“Effective Date”), that the Administrative Agent receives (a) an original copy of this Amendment Agreement (or original counterparts thereof) duly executed by each party hereto; and (b) payment by wire transfer of each of the costs, expenses described in Section 5 hereof. Upon the satisfaction of all conditions precedent hereto, the Administrative Agent will notify each party hereto in writing and will provide copies of all appropriate documentation in connection herewith.
     5. Costs; Expenses and Taxes. Borrower agrees to reimburse the Administrative Agent on demand for all out-of-pocket costs, expenses and charges (including, without limitation, all fees and charges of external legal counsel for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment Agreement and any other instruments and documents to be delivered hereunder.
     6. General Provisions.
   6.1 The Credit Agreement, except as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.
   6.2 Borrower agrees to execute such additional documents as the Administrative Agent may require to carry out or evidence the purposes of this Amendment Agreement.
   6.3 The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Syndication Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, and the Credit Agreement, as expressly modified hereby, and each other Loan Document are hereby ratified and confirmed and shall continue in full force and effect and be binding upon the parties thereto. Any direct or indirect reference in the Loan Documents to the “Credit Agreement” shall be deemed to be a reference to the Credit Agreement as amended by this Amendment Agreement.

     7. Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.
     8. Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties to this Amendment Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Amendment Agreement by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Amendment Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment Agreement.
[EXECUTION PAGES BEGIN ON THE NEXT PAGE].

     IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to Credit Agreement (Term Loan) to be executed by their duly authorized officers as of the Effective Date.

BORROWER: CHS INC., a cooperative corporation formed under the laws of the State of Minnesota
By:
	Name:	John Schmitz
	Title:	Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT: COBANK, ACB
By:
	Name:	Michael Tousignant
	Title:	Vice President

SYNDICATION PARTY: COBANK, ACB
By:
	Name:	Michael Tousignant
	Title:	Vice President

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